UNITED STATES



                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported) April 9, 2008

                            SOUTH TEXAS OIL COMPANY
	      --------------------------------------------------
              (Exact name of Registrant as specified in charter)


            Nevada                  0-50732              74-2949620
-----------------------------     -----------         ----------------
(State or other jurisdiction      (Commission         (I.R.S. Employer
       of incorporation)          File Number)         Identification)

       769 Highway 95N, Bastrop, TX                         78602
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(Address of principal executive offices)                 (Zip Code)

                 (512)772-2474 (Telephone) (512)263-5046 (Fax)
                  -------------------------------------------
                          (Issuer's telephone number)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under  the  Exchange  Act   (17
    CFR 240.14a-12)

[ ] Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
    Exchange Act (17 CFR 40.14d-2(b))

[ ] Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
    Exchange Act (17 CFR 240.13e-4 (c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01    Amendment of a Material Definitive Agreement

       On January 31, 2007 the Company entered into a certain Loan Agreement, pursuant to which the Company had the right to borrow from The Longview Fund, L.P., a California limited partnership ("Longview") an aggregate amount not to exceed $15,000,000, which obligation was represented by a certain Revolving Credit Note, dated January 31, 2007, issued by the Company in favor of Longview. Contemporaneous with this transaction, the Company and Longview entered into a certain Security Agreement, dated as of January 31, 2007, pursuant to which the Company granted to Longview a security interest in certain collateral, and issued Warrants to Longview for the purchase of 1,000,000 shares of the Company's common stock at the price of $10.00 per share.

       On September 25, 2007, the Company and Longview entered into a First Amendment to Loan Agreement and Revolving Credit Note, pursuant to which (i) the Company and Longview agreed to amend and restate the Revolving Credit Note to increase the aggregate amount that the Company was entitled to borrow from Longview, and the principal amount of the Revolving Note, to $30,000,000; (ii) the Company agreed to, among other things, grant to, and cause each of its Subsidiaries to grant to, Longview perpetual overriding royalty interests in the hydrocarbon production of all of the Company's and its Subsidiaries' current and future interest in their then current Real Property, except for the Southern Texas Properties; and (iii) the Company agreed to enter into, and to cause each of its Subsidiaries to enter into, (a) a guaranty for the certain defined obligations, and (b) a security and pledge agreements and such other documents and instruments as are necessary to provide Longview with a valid, perfected, first priority security interest in substantially all of the assets of the Company and each of its Subsidiaries.

       February 4, 2008, Longview and Marquis Master Fund, L.P., British Virgin Islands limited partnership ("Marquis") entered into a certain Purchase and Sale Agreement, pursuant to which Marquis acquired from Longview (i) a twenty-five percent (25%) interest in certain tangible and intangible assets and credits that have inured or may inure to the benefit of Longview pursuant to the January 31, 2007 transaction, as amended, described above; (ii) 250,000 of the Warrants, representing the right to purchase 250,000 shares of the Company's common stock granted to Longview pursuant to the January 31, 2007 transaction, as amended, described above; and (iii) related rights and obligations under the Loan Agreement, including, without limitation, twenty-five percent (25%) of Longview's obligation to make future Advances pursuant to the Loan Agreement, with the remaining (a) seventy-five percent (75%) interest in each of the Revolving Note, the Outstanding Note Principal Amount, the Outstanding Note Interest Amount and Longview's right to receive the Override Conveyances, (b) 750,000 of the Warrants, representing the right to purchase 750,000 shares of Common Stock, and (c) rights and obligations under the Loan Agreement, including the obligation to make seventy-five percent (75%) of any future Advances pursuant to the Loan Agreement, continuing to be held by Longview;

       On April 9, 2008, the Company, Longview and Marquis finalized a new Amended Agreement, dated April 1, 2008, to, among other things, amend and restate in its entirety all terms, conditions and provisions of the appropriate operative documents of the January 31, 2007 transaction, as amended on or about September 25, 2007, as described above, as set forth in the new Amended Agreement, and to amend and restate to read in their entirety the operative documents of the January 31, 2007 transaction, as amended on or about April 1, 2008, including without limitation the Company's agreement to, among other things, grant to, and cause each of each Subsidiaries, including Southern Texas Oil Company, to grant to, Longview and Marquis certain mortgages in the oil and gas producing properties held by Company and its Subsidiaries and the perpetual overriding royalty interests in the hydrocarbon production of all of the Company's and the Subsidiaries' current and future interests in their then current Real Property, including the Southern Texas Properties, as set forth in the new Amended Agreement, effective as of the Amendment Date contained therein.

SECTION 8 - OTHER EVENTS

ITEM 8.01    Other Events.

        On April 8, 2007 the Company drew down the sum of $2,000,000, pursuant to the Longview - Marquis Amended Loan Agreement and Revolving Credit Note. After the payment of accrued interest on the Revolving Credit Note outstanding principal balance, the Company received the net amount of $1,369,665.83 of this drawdown. The current remaining available credit under the Amended Loan Agreement and Revolving Credit Note amounts to $4,000,000.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 Financial Statements and Exhibits.

   (a) Financial Statements.

             Not applicable.

   (b) Pro Forma Financial Information.

             Not applicable.

   (c) Exhibits

Exhibit Number      Description

     SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2008

        South Texas Oil Company

        By: /s/ J. Scott Zimmerman
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        J. Scott Zimmerman, Chief Executive Officer